EXHIBIT 4.9

INCENTIVE STOCK OPTION GRANT FORM AND OPTION AGREEMENT

TO BE PRINTED ON COMPANY LETTERHEAD

                    , 200

[Name]

[Street]

[City, State]

Dear [Employee’s Name]:

iDEFENSE, Inc. (the “Company”) has designated you to be a recipient of an incentive stock option to purchase shares of the common stock of the Company on the terms set forth in this letter and in the iDEFENSE, Inc. 2001 Stock Incentive Plan (the “Plan”). An incentive stock option is an option that receives special tax treatment under Section 422 of the Internal Revenue Code.

The incentive stock option is granted pursuant to the Plan and is conditioned on approval of the Plan by the shareholders of the Company. If the shareholders do not approve the Plan, then this grant shall be void and of no effect. The Plan is administered by the Company’s board of directors (the “Board”). Please refer to the Plan for certain conditions that apply to this option but are not set forth in this letter. A copy of the Plan is attached to this letter.

1. Option. In consideration of your agreements contained in this letter, the Company hereby grants you an incentive stock option (the “Option”) to purchase from the Company                      shares of common stock of the Company (“Company Stock”), at $                     per share [$                     for 10% Shareholders]. This option price is not less than 100% [110% for 10% Shareholders] of the fair market value of Company Stock on                      (the “Grant Date”). The grant of the Option is subject to the following terms and conditions:

(a) Subject to paragraph 1(e) hereof, the shares covered by the Option shall vest, and shall be exercisable, in accordance with the following schedule:

Date	Number of Shares That May Be Exercised (Vested Portion of Option)
[First Anniversary of Grant Date]	[25% of Total Shares Granted]

[Second Anniversary of Grant Date]	[50% of Total Shares Granted]

[Third Anniversary of Grant Date]	[75% of Total Shares Granted]

[Fourth Anniversary of Grant Date]	[100% of Total Shares Granted]

(b) Subject to the limitations set forth in this letter and in the Plan, you may exercise the exercisable portion of the Option in whole or in part at any time, or from time to time, from the date of this letter until the first to occur of: (i) [10 years from the Grant Date] [or, in the case of an Option granted to a 10% Shareholder, 5 years from the

[Name]

                    , 200

Grant Date], (ii) one month from the date on which your employment with the Company (including its parent and subsidiary corporations) terminates for any reason other than your permanent disability or your death, or (iii) one year from the date on which your employment with the Company (including its parent and subsidiary corporations) terminates on account of your death or your permanent disability (as determined by the Committee). In no event may the Option be exercised after [10 years from the Grant Date].

(c) The Option may be exercised during your lifetime only by you. If you die while you are in the employ of the Company or a parent or subsidiary corporation and at a time when you hold any part of the Option that is fully vested and exercisable, then the person to whom your rights under the Option shall have passed by will or by the laws of descent and distribution may exercise any or all of the fully vested and exercisable portion of the Option within one year after your death. Each provision of this paragraph is subject to the condition that in no event may the Option be exercised after [10 years from the Grant Date].

(d) You must be employed by the Company (or a parent or subsidiary corporation) on the relevant date for any shares to vest. If your employment with the Company (or a parent or subsidiary corporation) terminates, any rights you may have under the Option with regard to unvested shares shall be null and void.

(e) If a Liquidation Event (as defined in the Company’s restated certificate of incorporation) occurs on a date on which (i) you are employed on a full-time basis by the Company or any Subsidiary or Parent thereof and (ii) this Agreement remains in effect, then you shall thereafter become entitled to exercise the Option with respect to 100% of the shares of Company Stock the subject of this Option until the Option expires and terminates in accordance with the terms of the Plan.

2. Limitation on Incentive Stock Option. Notwithstanding the foregoing, the aggregate fair market value (determined at the time the options are granted) of the stock with respect to which incentive stock options granted to you are exercisable for the first time during a calendar year may not exceed $100,000 (the “Limitation Amount”). The incentive stock options granted under this letter, the Plan and all other plans of the Company and any parent and subsidiary corporations shall be aggregated for purposes of the Limitation Amount. The portion of an Option that fails to qualify for incentive stock option treatment in a calendar year because of the Limitation Amount shall be treated as a nonqualified stock option that does not receive special tax treatment under Code Section 422.

3. Payment For Option. Any person entitled to exercise the Option may do so by giving written notice of the exercise to the Company, stating the number of shares that he is purchasing and transmitting the exercise price in full in cash.

4. Transferability. This Option is not transferable by you except by will or by the laws of descent and distribution, and the Option is exercisable only by you during your lifetime.

[Name]

                    , 200

5. Adjustments. If the number of outstanding shares of Company Stock is increased or decreased as a result of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, or other change in the capitalization, the number and kind of shares with respect to which you have an unexercised Option and the Option price shall be appropriately adjusted by the Board, whose determination shall be binding.

6. Exercise and Notices. To exercise your Option, you must deliver to the Chief Financial Officer of the Company written notice, signed by you, stating the number of shares you have elected to purchase, and payment to the Company as described in paragraph 3. Any notice to be given under the terms of this letter shall be addressed to the Chief Financial Officer at Glenview at Westfields, 14151 Newbrook Drive, Chantilly, Virginia 20151. Any notice to be given to you shall be given to you or your personal representative, legatee or distributee, and shall be addressed to him or her at the address set forth above or your last known address at the time notice is sent. Notices shall be deemed to have been duly given if mailed first class, postage prepaid, addressed as above.

7. Withholding. By signing this letter, you agree to make arrangements satisfactory to the Company to comply with any income tax withholding requirements that may apply upon the exercise of the Option or the disposition of Company Stock received upon the exercise of the Option.

8. Continuation as an Employee of the Company. Neither the Plan nor the Option confers upon you any right to continue as an employee of the Company or limits in any respect the right of the Company to terminate your employment.

9. Delivery of Certificate. The Company may delay delivery of the certificate for shares purchased pursuant to the exercise of an Option until (i) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, (ii) receipt of any required representation by you or completion of any registration or other qualification of such shares under any state or federal law or regulation that the Company’s counsel shall determine as necessary or advisable, and (iii) receipt by the Company of advice by counsel that all applicable legal requirements have been complied with. As a condition of exercising the Option, you must enter into an agreement with the Company, materially in the form of the restricted stock purchase agreement attached to this letter, restricting your right to transfer shares of Company Stock purchased pursuant to the exercise of an Option, granting the Company a right of first refusal with respect to such shares and obliging you to transfer your shares in certain circumstances. Additionally, you may be required to execute a customary written indication of your investment intent and such other agreements the Company deems necessary or appropriate to comply with applicable securities laws.

10. Acceptance of Option. This letter agreement deals only with the Option you have been granted and not its exercise. Your acceptance of the Option, which shall be deemed to take place when you sign this letter, places no obligation or commitment on you to exercise the Option. By signing below, you indicate your acceptance of the Option and your agreement to the terms and conditions set forth in this letter, which, together with the terms of the Plan, shall

[Name]

                    , 200

become the Company’s Stock Option Agreement with you. You also hereby acknowledge receipt of a copy of the Plan and agree to all of the terms and conditions of the Plan. Unless the Company otherwise agrees in writing, this letter will not be effective as a Stock Option Agreement if you do not sign and return a copy.

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be signed, as of this              date of                     , 2001.

iDEFENSE, Inc.

Agreed and Accepted:

(Grant Recipient)

NON-STATUTORY STOCK OPTION GRANT FORM AND OPTION AGREEMENT

TO BE PRINTED ON COMPANY LETTERHEAD

                    , 200

[Name]

[Street]

[City, State]

Dear [Employee’s Name]:

iDEFENSE, Inc. (the “Company”) has designated you to be a recipient of a non-statutory stock option to purchase shares of the common stock of the Company on the terms set forth in this letter and in the iDEFENSE, Inc. 2001 Stock Incentive Plan (the “Plan”).

The grant of this option is made pursuant to the Plan. The Plan is administered by the Board of Directors of the Company (the “Board”). The terms of the Plan are incorporated into this letter and in the case of any conflict between the Plan and this letter, the terms of the Plan shall control. A copy of the Plan is attached to this letter.

1. Non-Statutory Option. In consideration of your agreements contained in this letter, the Company hereby grants you a non-statutory option (“NSO”) to purchase from the Company                      shares of common stock of the Company (“Company Stock”) at $                     per share. The exercise price of the NSO is the Fair Market Value (as defined in the Plan) of the Company Stock on                      (the “Grant Date”).

2. Entitlement to Exercise the NSO. The grant of the NSO is subject to the following terms and conditions:

(a) Subject to paragraphs 1(e) hereof, the shares covered by the NSO shall vest, and shall be exercisable, in accordance with the following schedule:

Date	Number of Shares That May Be Exercised (Vested Portion of NSO)
[First Anniversary of Grant Date]	[25% of Total Shares Granted]

[Second Anniversary of Grant Date]	[50% of Total Shares Granted]

[Third Anniversary of Grant Date]	[75% of Total Shares Granted]

[Fourth Anniversary of Grant Date]	[100% of Total Shares Granted]

(b) Except as otherwise stated in this letter and in the Plan, the NSO may be exercised, in whole or in part, from the dates described in subsection (a) above until the earliest of (i) ten years and one day following the Grant Date, (ii) one month from the

1

[Name]

                    , 200

date of the termination of your duties with the Company (or a parent or subsidiary corporation) for reasons other than death or disability, or (iii) one year from the termination of your duties with the Company (or a parent or subsidiary corporation) by reason of death or disability. The Board shall, in its discretion, determine whether you are disabled.

(c) Except as otherwise stated in this paragraph, the NSO may be exercised only while you are performing services for the Company or a parent or subsidiary corporation. If your duties with the Company (or a parent or subsidiary corporation) cease for any reason other than your death or disability, you may exercise any or all of the NSO that is then fully vested and exercisable within one month after your duties with the Company (or a parent or subsidiary corporation) terminate. If you are disabled while performing services for the Company (or a parent or subsidiary corporation), you may exercise any or all of NSO that is then fully vested and exercisable within one year after your duties with the Company (or a parent or subsidiary corporation) terminate on account of disability. The Board shall, in its discretion, determine whether you are disabled. If you die while you are performing services for the Company (or a parent or subsidiary corporation), the person to whom your rights under the NSO shall have passed by will or by the laws of distribution may exercise any or all of the NSO that is then fully vested and exercisable within one year after your death.

(d) You must be employed by, or be a director of, the Company (or a parent or subsidiary corporation) on the relevant date for any shares to vest. If your employment with, or your directorship of, the Company (or a parent or subsidiary corporation) terminates, any rights you may have under the Option with regard to unvested shares shall be null and void.

(e) if a Liquidation Event (as defined in the Company’s restated certificate of incorporation) occurs on a date on which (i) you are employed on a full-time basis by, or you are a director of, the Company or any Subsidiary or Parent thereof and (ii) this Agreement remains in effect, then you shall thereafter become entitled to exercise the Option with respect to 100% of the shares of Company Stock the subject of this Option until the Option expires and terminates in accordance with the terms of the Plan.

3. Payment Under NSO. You may exercise the NSO in whole or in part, but only with respect to whole shares of Company Stock. You shall make payment of the NSO price in full in cash.

4. Transferability of NSO. The NSO is not transferable by you (other than by will or by the laws of descent and distribution) and, except as otherwise stated in this letter, may be exercised during your lifetime only by you.

5. Adjustments. If the number of outstanding shares of Company Stock is increased or decreased as a result of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, or other change in the capitalization,

2

[Name]

                    , 200

the number and kind of shares with respect to which you have an unexercised NSO and the exercise price shall be appropriately adjusted by the Board, whose determination shall be binding.

6. Exercise and Notices. To exercise your NSO, you must deliver to the Chief Financial Officer of the Company written notice, signed by you, stating the number of shares you have elected to purchase, and payment to the Company as described in paragraph 3. Any notice to be given under the terms of this letter shall be addressed to the Chief Financial Officer at Glenview at Westfields, 14151 Newbrook Drive, Chantilly, Virginia 20151. Any notice to be given to you shall be given to you or your personal representative, legatee or distributee, and shall be addressed to him or her at the address set forth above or your last known address at the time notice is sent. Notices shall be deemed to have been duly given if mailed first class, postage prepaid, addressed as above.

7. Withholding. By signing this letter, you agree to make arrangements satisfactory to the Company to comply with any income tax withholding requirements that may apply upon the exercise of the NSO or the disposition of Company Stock received upon the exercise of the NSO.

8. Continuation as an Employee of the Company. Neither the Plan nor the NSO confers upon you any right to continue as an employee of, or continue to be a director of, the Company or limits in any respect the right of the Company to terminate your employment or your directorship.

9. Delivery of Certificate. The Company may delay delivery of the certificate for shares purchased pursuant to the exercise of an NSO until (i) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, (ii) receipt of any required representation by you or completion of any registration or other qualification of such shares under any state or federal law or regulation that the Company’s counsel shall determine as necessary or advisable, and (iii) receipt by the Company of advice by counsel that all applicable legal requirements have been complied with. As a condition of exercising the NSO, you must enter into an agreement with the Company, in the form of the restricted stock purchase agreement attached to this letter, restricting your right to transfer shares of Company Stock purchased pursuant to the exercise of the NSO, granting the Company a right of first refusal with respect to such shares and obliging you to transfer your shares in certain circumstances. Additionally, you may be required to execute a customary written indication of your investment intent and such other agreements the Company deems necessary or appropriate to comply with applicable securities laws.

10. Acceptance of NSO. This letter agreement deals only with the NSO you have been granted and not its exercise. Your acceptance of the NSO, which shall be deemed to take place when you sign this letter, places no obligation or commitment on you to exercise the NSO. By signing below, you indicate your acceptance of the NSO and your agreement to the terms and conditions set forth in this letter, which, together with the terms of the Plan, shall become the Company’s Stock Option Agreement with you. You also hereby acknowledge receipt of a copy

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[Name]

                    , 200

of the Plan and agree to all of the terms and conditions of the Plan. Unless the Company otherwise agrees in writing, this letter will not be effective as a Stock Option Agreement if you do not sign and return a copy.

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be signed, as of this                      date of                     , 2001.

iDEFENSE, Inc.

Agreed and Accepted:

(Grant Recipient)

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